Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-262714) of Solid Power, Inc.,

(2)Registration Statement (Form S-3 No. 333-261711) of Solid Power, Inc.;

of our report dated February 28, 2024, with respect to the consolidated financial statements of Solid Power, Inc., included in this Annual Report (Form 10-K) of Solid Power, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Denver, Colorado

February 28, 2024